EXHIBIT 10.12

LEASE AGREEMENT

1.    PARTIES:    This Lease is made and entered into in La Jolla, City of San Diego, State of California, this 9th day of September, 2002, by and between GIRARD INVESTMENTS, a California partnership, doing business as GIRARD INVESTMENTS (hereinafter referred to as “Lessor”) and DICKIE WALKER MARINE, INC., a Delaware corporation, dba “Dickie Walker” (hereinafter referred to as “Lessee”).

2.    PREMISES:    Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the following described real property, herein known as 7868 GIRARD AVENUE, LA JOLLA, CALIFORNIA 92037, and consisting of approximately 1,650 square feet. Said Lease is subject to the terms, covenants and conditions hereinafter set forth and Lessee covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions and this Lease is made upon the condition of said performance.

3.    TERM:    The term of this Lease shall be for a period of TEN (10) YEARS years, commencing on SEPTEMBER 1, 2002 and ending at midnight on AUGUST 31, 2012 unless sooner terminated as hereinafter provided, with TWO (2) options to renew for a further period of FIVE (5) years each, on the same terms as the existing LEASE AGREED between Lessor and Lessee. Lessee’s obligations to pay rent shall commence NOVEMBER 1, 2002, or upon opening for business, whichever is earlier. SEE ADDENDUM.

4.    POSSESSION:    If the lessor, for any reason whatsoever, cannot deliver possession of said Premises to the Lessee at the commencement of the term hereof, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting between the commencement of said term and the time when Lessor delivers possession. In the event that the Lessor shall permit Lessee to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all the provisions of the Lease. Said early possession shall not advance the termination date hereinabove provided.

5.    BASE RENT:    Lessee agrees to pay Lessor, without prior notice or demand, for the “Premises”, the sum of SEVEN THOUSAND AND TWELVE AND 50/100THS U.S. DOLLARS ($7,012.50), subject to the adjustment as hereinafter provided, on or before the first day of the first full calendar month of the term hereof and like sum on or before the first day of each and every successive calendar month thereafter during the term hereof, except that the first month’s rent shall be paid upon the execution of this Lease. Rent for any period which is for less than one (1) month shall be prorated for that portion of the monthly installment based upon a thirty (30) day month. Said rental shall be paid to Lessor without deduction or offset in lawful money of the United States of America at the office designated by the Lessor or to such other person or place as the Lessor may from time to time designate.

6.    SECURITY DEPOSIT:    Lessee has deposited with Lessor the sum of EIGHT THOUSAND SEVENTY-EIGHT AND 50/100THS U.S. DOLLARS ($8,078.50). Said sum shall be held by Lessor as security for the faithful performance of Lessee of all the terms, covenants and conditions of this Lease to be kept and performed by Lessee during the term hereof. If Lessee defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Lessor may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default or for the payment of any amount which Lessor may spend or become obligated to spend by reason of Lessee’s default. If any portion of said deposit is so used or applied, Lessee shall, within five (5) days after written demand therefore, deposit cash with Lessor in an amount sufficient to restore the security deposit to its original amount and Lessee’s failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep this security deposit separate from its general funds, and Lessee shall not be entitled to interest on such deposit. If Lessee shall fully and faithfully perform every provision of this Lease to be performed, the security deposit shall be returned to Lessee (or at Lessor’s option, to the last assignee of Lessee’s interest hereunder) at the expiration of the Lease term. In the event of termination of Lessor’s interest in this Lease, Lessor shall transfer said deposit to Lessor’s successor in interest.

7.    BASE RENTAL ADJUSTMENT & LATE CHARGES:    Lessee hereby acknowledges that late payment by Lessee to Lessor of base rent or other sums due hereunder will cause Lessor to incur costs and expenses, including but not limited to attorney’s fees, not otherwise contemplated by this Lease, the exact amount of which would be extremely difficult to ascertain. Accordingly, if any installment of base rent is not paid by Lessee and received by Lessor on the due date thereof (5. Base Rent), or if any other sum due Lessor from Lessee under the terms of this lease is not so paid by Lessee and received by Lessor within five (5) days after written notice to Lessee of the amount of said other sum due Lessor, Lessee agrees to pay to Lessor, as and for additional rent, at Lessor’s option, an amount equivalent to the sum of one (1%) percent of said base rent installment or other sum so due, per day, commencing on the tenth (10th) day after the date said base rent or other sum is due Lessor, and the actual attorney’s fees and costs, if any, so incurred by Lessor by reason thereof. The parties hereby agree that such adjustment to rent represents a fair and reasonable estimate of costs and expenses Lessor will incur by reason of late payment by Lessee and fair and reasonable compensation to Lessor thereof.

8.    REAL ESTATE TAXES AND ASSESSMENTS:    As additional rent under the terms of this Lease, Lessee covenants and agrees to pay Lessor, Lessee’s proportionate share of all real property taxes and other assessments levied against the Building known as 7868-7874 GIRARD AVENUE, LA JOLLA CALIFORNIA 92037 (land and building). Assessor’s Parcel Number: 350-082-18. Lessee’s proportionate share of said taxes and assessments shall be: TWENTY-FIVE PERCENT (25%). Lessor shall serve written notice upon Lessee setting forth the amount of Lessee’s percentage of said taxes or assessments. Lessee covenants and agrees to pay Lessor said sums, when billed by Lessor to Lessee, on a monthly, quarterly, semi-annual, or annual basis. Said billing periods to be determined at the option of Lessor. If Lessee shall fail to pay any such taxes, 14 days before the City of San Diego’s delinquent date for taxes is passed. Lessor shall have the right to pay the same in which case lessee shall repay such amounts to Lessor immediately, together with a 10% penalty, or such other delinquency charges levied by the City of San Diego. SEE ADDENDUM.

9.    BASE RENTAL ADJUSTMENT:    The base rent (5. Base Rent) shall increase two percent (2%) each year over the base rent per month of the previous year so that the total base rent due for each succeeding twelve month period, or any portion, extension or renewal thereof, shall two percent (2%) more than the previous year, or said base rent shall be increased in accordance with the increase in the Consumer Price Index (CPI), whichever is the greater.** (SEE BELOW). That is to say, the increase in the minimum base rent shall be greater of either two percent (2%) or in the same percentage proportion that the Consumer Price Index, as published by the U.S. Department of Labor, Bureau of Labor Statistics, covering the cost of All items for all Urban Consumers (CPI-U) for the Los Angeles, California area, shall increase prior to that adjustment date before commencement date of this Lease, last (CPI-U) index Publishing. For calculating such index increase, the base month shall be the month on which the last (CPI-U) index was published prior to the commencing one year commencing SEPTEMBER 1, 2002, and on each succeeding year during the term of this Lease, the base month shall be the month on which the last (CPI-U) index was published prior to the date of the last adjustment. The minimum base rent for each succeeding one year period during the term of this Lease, shall be increased from the amount of the previous years rent, by the same increase as the percentage of increase between the last (CPI-U) index and the comparison month index as described herein. Lessor shall annually serve written notice upon Lessee advising the amount of the base rent adjustment. ** But in no case shall the annual CPI increase be greater than five percent (5%) per year; however, in the event the actual CPI in any given year is greater than seven percent (7%), the Lessee shall also pay one-half (1/2) of the CPI increase above seven percent (7%).

9 (A).    BASE RENTAL ADJUSTMENT; TRIPLE NET COSTS:    The initial triple net estimates are $1,066.00 per month. In the event that the triple net costs are lower or greater than $1,066.00 per month, an adjustment shall be made at the anniversary date of the base rental adjustment. SEE ADDENDUM.

10.    USE:    Lessee shall use the Premises for the sole purpose of retail sale of NAUTICALLY-INSPIRED APPAREL, GIFTS, DECORATIVE ITEMS AND ANY OTHER RELATED ITEMS NORMALLY SOLD BY DICKIE WALKER MARINE, INC. and shall not use or permit the Premises to be used for any other purpose without the written consent of the Lessor. Lessee shall not, without written consent of the Lessor, do or permit anything to be done in or about the Premises, nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Building, or any adjoining buildings controlled by the Lessor, or any of its contents. Lessee shall not do or permit anything to be done in or around the Premises which will in any way obstruct or interfere with the rights of other Lessees or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, on, or about the Premises.

11.    COMPLIANCE WITH LAW:    Lessee shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rule, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to or affecting the condition not related to or affected by Lessee's use of the Premises, improvements or acts. The judgement of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of the fact as between the Lessor and Lessee.

12.    ALTERATIONS AND ADDITIONS:    Lessee shall not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof without the written consent of Lessor first had and obtained. Any alterations, additions, or improvements to or of said Premises, including but not limited to, partitions, carpeting, wall covering, paneling, and built-in cabinet work, but excepting moveable furniture and trade fixtures, shall on the expiration of the term become a part of the realty and belong to the Lessor and shall be surrendered with the Premises. In the event Lessor consents to making of any alterations, additions or improvements to the Premises by Lessee, the same shall be made by Lessee at Lessee's sole cost and expense and any contractor or person selected by Lessee to make the same must first be approved of in writing by the Lessor. Upon the expiration of or sooner termination of the term hereof, Lessee shall, upon written demand by Lessor, given at least thirty (30) days prior to the end of the term, at Lessee's sole cost and expense, forthwith and with all due diligence remove any alterations, additions, or improvements made by Lessee, designated by Lessor to be removed, and Lessee shall forthwith and with all due diligence, at its sole cost and expense, repair any damage to the Premises or decoration caused by such removal. SEE ADDENDUM.

13.    REPAIRS:

A.    By taking possession of the Premises, Lessee shall be deemed to have accepted the Premises as being in good, sanitary order, condition, and repair. Lessee shall, at Lessee's sole cost and expense, keep the Premises and every part thereof, interior and exterior and roof, in good and safe condition and repair including plate glass, electrical wiring, plumbing, heating and or air conditioning installations, and any other system or equipment upon the Premises. Lessee shall also maintain in good condition such portion adjacent to the Premises, including front and side yards, sidewalks, driveways and shrubbery which would otherwise be required to be maintained by Lessor, damage thereto from causes beyond the reasonable control of Lessee and ordinary wear and tear excepted. Lessee shall, upon the expiration or sooner termination of this Lease hereof, surrender the Premises to the Lessor in good condition, ordinary wear and tear and damage caused beyond the reasonable control of Lessee excepted. Except as specifically provided in an addendum, if any, to this Lease, Lessor shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Lessor has made no representations to Lessee respecting the condition of the Premises of the Building except as specifically herein set forth. In the event the Lessor or its agents call upon the Lessee to make repairs to the Premises as required by its agents, architect, or engineer, and the Lessee fails to have such repairs carried out within 14 days by a competent contractor to the Lessor's satisfaction, the Lessor shall have the right, after the expiry of the beforementioned 14 days notice, to order a contractor to carry out or complete such repairs to Lessor's satisfaction. The Lessee shall pay the cost of such repairs within seven (7) days of the receipt of the amount of the cost. In the event that payments is not made by Lessee within said seven (7) day period, then interest at the Bank of America prime rate plus 2% shall be added to the amount due. SEE ADDENDUM.

B.    In the event the described Premises herein are occupied by multi-tenants, Lessee's percentage or cost shall be 25% unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of any duty by the Lessee, its agents, servants, employees, or invitees, in which case Lessee shall pay to Lessor the cost of such maintenance and/or repairs. Lessee recognizes and acknowledges that due to the age, type of construction, remodeling, alterations, and additions made during the life span of the property, there have been and may continue to be damage and water leakage to the demised Premises caused directly or indirectly by rainstorms, or other conditions associated with the age, type, construction, or usage of said property. Lessee understands and agrees that, due to the aforedescribed circumstances and conditions affecting said property, Lessor cannot and does not warrant that water and any other form of damage to the demised Premises will not occur during the term of the Lease and accordingly Lessor shall not be responsible for same leakage or damage. SEE ADDENDUM.

C.    The Lessee hereby waives all rights to make repairs at the expenses of the Lessor as provided in sections 1941 & 1942 of the Civil Code of the State of California. SEE ADDENDUM.

14.    LIENS:    Lessee shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or situations incurred by Lessee. Lessor may require, at Lessor’s sole option, that Lessee shall provide to Lessor, at Lessee’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) times any and all estimated cost of any improvements, additions, or alterations in the Premises, to insure Lessor against any liability for mechanics and materialmen’s liens and to insure completion of the work. Lessor shall have the right to post a notice of non-responsibility with respect to any alterations, improvements or repairs made by Lessee to the Premises.

15.    ASSIGNMENT AND SUBLETTING:    Lessee shall not, either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet said Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the employees, agents servants and invitees of Lessee excepted) to occupy or use said Premises, or any portion thereof, without the written consent of Lessor first had and obtained, which consent shall not be unreasonably withheld, provided the proposed assignee is proved financially stable and that all rents and other charges have been fully discharged and the Lessee shall not be in default of any terms and conditions of the Lease. Consent to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void and shall at the option of the Lessor, constitute a default under this Lease. As a consideration for Lessor’s consent to Lessee to assign or sublet the Premises, Lessee agrees to pay Lessor’s legal costs and the sum of $150.00 for each proposed sublet or assignment to cover Lessor’s administrative expenses which shall accompany every application to assign the Lease. Lessee covenants and agrees that in the event Lessee receives Lessor’s consent to sublet or assign this Lease, and the rental to be received by Lessee from such sublet or assignment is in excess of the amount of base rent Lessee is required to pay under the terms of this Lease, said excess rent will be remitted to Lessor or a monthly basis. SEE ADDENDUM.

16.    HOLD HARMLESS:    Lessee shall indemnify and hold harmless Lessor against and from any and all claims arising from Lessee’s use of the Premises for the conduct of its business or from any activity, work or other things done, permitted or suffered by the Lessee in or about the Building, and shall further indemnify and hold harmless Lessor against and from any and all claims arising from any breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of the Lease, or arising from any act or negligence of the Lessee, or any officer, agent, employee, guest, or invitee of Lessee, and from all and against all costs, attorney’s fees, expenses and liabilities incurred in or about any such claim, action or proceeding to be brought there on, and, in any case, action or proceeding brought against Lessor by reason of any such claim, Lessee shall, upon notice from Lessor, defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of a material part of the consideration to Lessor and hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises, from any cause other than Lessor’s negligence, and Lessee hereby waives all claims in respect thereof against Lessor. Lessor or its agents shall not be liable for any damage to property entrusted to employees of the Building nor for loss or damage to any property by theft or otherwise, nor for any injury to or damage to persons in the property resulting from fire, explosion, failing plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence of Lessor, its agents, servants or employees. Lessor or its agents shall not be liable for interference with the light or other incorporeal hereditaments, loss of business by Lessee, nor shall Lessor be liable for any latent defect in the Premises or in the Building. Lessee shall give prompt notice to Lessor in case of fire or accidents in the Premises or in the Building or defects therein or in the fixtures or equipment.

17.    SUBROGATION:    As long as their respective insurers so permit, Lessor and Lessee hereby mutually waive their respective rights of coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver. SEE ADDENDUM.

18.    LIABILITY INSURANCE:    Lessee shall, at Lessee’s expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Lessor and Lessee against any liability arising our of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Lessee may obtain said insurance under a blanket policy, providing, however, said insurance by Lessee shall have a Lessor’s protective liability endorsement attached thereto. If Lessee shall fail to procure and maintain said insurance, Lessor may, but shall not be required to, procure and maintain same, but at the expense of Lessee. Insurance required hereunder, shall be in companies rated A+AAA or better in ‘Best’s Insurance Guide’. Lessee shall deliver to Lessor prior to occupancy of the Premises copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Lessor. No policy shall be cancelable or subject to reduction of coverage except after ten (10) days prior written notice to Lessor. Lessee agrees and covenants to acquire and maintain a minimum liability policy of $1,000,000.00 for injuries to one (1) person and $1,000,000.00 for property damage.

19.    PROPERTY TAXES:    Lessee shall pay or cause to be paid, 14 days before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all Lessee’s leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises; except that which has been paid by Lessor and is the personal property of the Building. In the event any or all any fixtures and personal property shall be assessed and taxed with the Building, Lessee shall pay to Lessor its share of such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to Lessee’s property.

20.    HOLDING OVER:    If Lessee remains in possession of the Premises or any part thereof after the expiration of the term hereof, with the express written consent of Lessor, such occupancy shall be a tenancy from month-to-month at a rental in the amount of the last monthly rent installment, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month-to-month tenancy.

21.    ENTRY BY LESSOR:    Lessor reserves and shall, with notice to Lessee and with Lessee’s written approval, have the right to enter the Premises with prospective purchasers or lessees, to post notices of non-responsibility, and to alter, improve, or repair the Premises and any portion of the Building of which the Premises are a part that may deem necessary or desirable, without abatement of rent and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing that the business of the Lessee shall not be interfered with unreasonably. Lessee hereby waives any claim for damages or for any injury or inconvenience to or interference with Lessee’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises excluding Lessee’s vaults, safes, and files, and Lessor shall have the right to use any and all means which Lessor may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Lessee, except for any failure to exercise due care for Lessee’s property. Any entry to the Premises obtained by Lessor by any of the said means or otherwise shall not under any circumstances be considered or deemed to be forcible or unlawful entry into, or a detaining of the Premises, or an eviction of Lessee from the Premises or any portion thereof. SEE ADDENDUM.

22.    RECONSTRUCTION:    In the event the Premises or the Building of which the Premises are a part are damaged by fire or other perils covered by extended coverage insurance, and if Lessor elects at his sole option, to repair or rebuild and shall in writing give Lessee thirty (30) days written notice of such intention, then Lessee shall be entitled to a proportionate reduction of the rent while such repairs are being made. Such proportionate reduction to be based upon the extent to which the making of such repairs shall materially interfere with the business carried on by the Lessee in the Premises. If the damage is due to the fault or neglect of Lessee or its employees, there shall be no abatement of rent. In the event the destruction of the Premises or the Building is to an extent greater than ten (10%) percent of the full replacement cost or is caused by a peril not covered by insurance, then, in either event, Lessor shall have the option: (1) to repair or restore such damage, this Lease continuing in full force and effect, but rent to be proportionately reduced as herein above in this article provided: or (2) give notice to Lessee at any time within sixty (60) days after such damage terminating this Lease as of the date specified in such notice, which date shall not be less than thirty (30) days and not more than sixty (60) days after filing of such notice.** In the event of giving such notice, this Lease shall expire and all interest of the Lessee in the Premises shall terminate on the date so specified in such notice and the rent, reduced by a proportionate amount based upon the extent, if any, to which such damage materially interfered with the business carried on by Lessee in the Premises, shall be paid up to the date of such termination. **SEE ADDENDUM.

23.    DEFAULT:    The occurrence of any one or more of the following events shall constitute default and breach of this Lease by Lessee.

a. The vacating or abandonment of the Premises by Lessee.

b. The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three (3) business days after written notice thereof by Lessor to Lessee.

c. The failure of Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Lessee, other than described in Article 24b, where such failure shall continue for a period of thirty (30) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of Lessee’s default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

d. The making by Lessee of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Lessee of a petition to have Lessee adjudged as bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged in thirty (30) days.

24.    REMEDIES IN DEFAULT:    In the event of any such material default or breach by Lessee, Lessor may at any time thereafter with or without notice or demand and without limiting Lessor in the exercise of a right or remedy which Lessor may have by reason of such default breach:

a. Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee’s default, including but not limited to, the cost of recovering possession of the Premises; expenses of re-letting, including necessary renovation and alteration of the Premises, reasonable attorney’s fees, any real estate commission actually paid; the worth at the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor and applicable to the rate of ten percent (10%), or Bank of America prime rate, which ever is higher per annum. In the event Lessee shall have abandoned the Premises, Lessor shall have the option of: (a) taking possession of the Premises and recovering from Lessee the amount specified in this paragraph; or b) proceeding under the provisions of the following Article 24b.

b. Maintain Lessee’s right to possession, in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease including the right to recover the rent as it becomes due hereunder.

c. Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decision of the State in which the Premises are located.

25.    EMINENT DOMAIN:    If more than twenty-five (25%) percent of the floor area of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, to terminate this Lease, or Lessor shall be entitled to any and all income, rent award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose and Lessee shall have no claim against Lessor for the value of and unexpired term of this Lease. If either less than or more than twenty-five (25%) percent of the Premises is taken, and neither party elects to terminate as herein provided, the rental thereafter to be paid shall be equitably reduced. If any part of the Building other than the Premises shall be so taken or appropriated which would materially interfere with the business carried on by the Lessee in the Premises, Lessor shall have the right at its option to terminate this Lease and shall be entitled to the entire award as above provided. SEE ADDENDUM.

26.    OFFSET STATEMENT:    Lessee shall, at any time and from time to time upon not less than ten (10) days prior written notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Lessee’s knowledge, any uncured defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

27.    AUTHORITY OF PARTIES:    If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

28.    GENERAL PROVISIONS:

A.    Plats and Riders.    Clauses, plats and riders, if any, signed by the Lessor and the Lessee and endorsed on or affixed to this Lease are a part hereof.

B.    Waiver.    The waiver by Lessor of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of the Lessee to pay the particular rental so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of the acceptance of such rent.

C.    Notices.    All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands by the Lessor to the Lessee shall be sent by United States mail, certified, postage prepaid, addressed to the Lessee at the Premises, or to such other place as Lessee may from time to time designate in a notice to the Lessor. All notices and demands by the Lessee to the Lessor shall be sent by United States Mail, certified, postage prepaid, addressed to the Lessor at the office address on the Lease, or to such person or place as the Lessor may from time to time designate in a notice to the Lessee. All notices and demands given by the Lessor shall be deemed given three (3) business days following deposit in the mail as above provided. All notices given the Lessee to the Lessor shall be deemed thirty (30) days after being sent by certified mail to the Lessor.

Lessor’s Address for Notices: P.O. BOX 465, LA JOLLA, CA 92038.

D.    Joint Obligation.    If there be more than one Lessee the obligations hereunder imposed upon Lessees shall be joint and several.

E.    Marginal Headings.    The marginal headings and Article titles to the Articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

F.    Time.    Time is of the essence of this Lease and all of its provisions in which performance is a factor.

G.    Successors and Assigns.    The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

H.    Recordation.    Neither Lessor nor Lessee shall record this hereunder and, observing and performing all of the covenants, conditions and provisions on Lessee’s part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

I.    Prior Agreements.    This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties thereto.

J.    Inability To Perform.    This Lease and the obligations of the Lessee hereunder shall not be affected or impaired because the Lessor is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of the Lessor.

K.    Attorneys’ Fees.    In the events of any action or proceeding brought by either party against the other under this Lease the prevailing party shall be entitled to recover all costs and expenses including the fees of its attorneys in such action or proceeding in such amount as the court may adjudge reasonable as attorney’s fees.

L.    Sale of Premises by Lessor.    In the event of any sale of the Building, Lessor shall be and is entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale and the purchaser, at such sale or any subsequent sale of the Premises, shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Lessor under this Lease.

M.    Subordination; Attornment.    Upon request of the Lessor, Lessee will in writing subordinate its right hereunder to the lien of any first mortgage, or first deed of trust to any bank, insurance company or other lending institution, now or hereafter in force against the land and Building of which the Premises are a part, and upon any buildings hereafter placed upon the land of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Lessor covering the Premises, the Lessee shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Lessor under this Lease. The provisions of this Article to the contrary notwithstanding, and so long as Lessee is not in default hereunder, this Lease shall remain in full force and effect for the full term hereof.

N.    Name.    Lease shall not use the name of the Building or of the development in which the Building is situated for any purpose other than as an address of the business to be conducted by the Lease in the Premises.

O.    Separability.    Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way effect, impair, or invalidate any other provision hereof and such other provision shall remain in full force and effect.

P.    Cumulative Remedies.    No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

Q.    Choice of Law.    This Lease shall be governed by the laws of the State in which the Premises are located.

R.    Signs and Auctions.    Lessee shall not place any sign upon the Premises or Building or conduct any auction thereon without Lessor’s written consent.

29.    Lessee shall faithfully observe and comply with the rules and regulations that Lessor shall from time to time promulgate. Lessor reserves the right from time to time to make reasonable modifications to said rules. The additions and modifications to those rules shall be binding upon Lessee upon delivery of a copy of them to Lessee. Lessor shall not be responsible to Lessee for the non-performance of any of said rules by any other Lessees or occupants.

30.    As additional rental hereunder, Lessee further agrees to pay when due TWENTY-FIVE (25%) percent of the water rates for the entire Building and all charges incurred by Lessee for lighting, heating, power, telephone service, gas and other utilities used in or about the Premises or any part thereof during the term of this Lease and to pay any and all license fees which may be levied, assessed or imposed by ordinance or by law by reason of the use of said Premises by Lessee and to pay any costs of Lessee’s trash collection. Lessee further agrees to pay TWENTY-FIVE (25%) percent of Lessor’s costs of keeping the Building fully insured against fire, damage, liability, and loss of rent. Lessee further agrees to pay all sums due within five (5) days of receipt or realize a penalty equal to the Bank of America prime rate plus two (2%) percent of the amount owing.

31.    Where Lessor’s consent is to be given, Lessor’s consent shall not be unreasonably withheld or delayed.

IN WITNESS WHEREOF, the Parties have executed this Lease in duplicate and have caused their names and/or corporate names to be affixed hereto by their duly authorized officers, as of the day and year hereinabove first written.

LESSOR: GIRARD INVESTMENTS a California partnership		LESSEE: DICKIE WALKER MARINE, INC. a Delaware corporation

By:	/s/ STEPHEN M. ENOCH	By:	/s/ JULIE KNUDSEN
Title:	GP	Title:	President
Date:	9/9/02
By:
Title:
		Date:	9/10/2002

ARBITRATION OF DISPUTES

IF ANY DISPUTE ARISES BETWEEN LESSOR AND LESSEE CONCERNING THE PREMISES, ANY PROVISION OF THIS LEASE, OR THE RIGHTS AND DUTIES OF EITHER IN REGARD THERETO, SPECIFICALLY EXCLUDING FROM THE OPERATION OF THIS ARBITRATION CLAUSE: ANY SUCH DISPUTES CONCERNING LESSEE’S FAILURE TO PAY ANY OF THE RENT OR OTHER CHARGES SET FORTH IN THIS LEASE, THE DISPUTE SHALL BE SETTLED BY BINDING ARBITRATION AS HEREINAFTER PROVIDED.

A)    A PARTY INVOKING THIS ARBITRATION PROVISION, HEREINAFTER REFERRED TO AS THE “INITIATING PARTY” SHALL NOTIFY THE OTHER PARTY, REFERRED TO AS THE “RESPONDING PARTY”, IN WRITING OF THE REQUEST FOR ARBITRATION.

B)    WITHIN TEN (10) DAYS FROM THE RESPONDING PARTIES RECEIPT OF SAID WRITTEN NOTICE, A SINGLE ARBITRATOR SHALL BE SELECTED FROM THE ROSTER OF RETIRED JUDGES OF THE JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. AND THE ARBITRATION SHALL BE CONDUCTED AT IT’S OFFICES IN SAN DIEGO, CALIFORNIA. THE ARBITRATION AWARD, IN THE SOLE DISCRETION OF THE ARBITRATOR, MAY APPORTION COSTS AND ATTORNEY’S FEES BETWEEN THE PARTIES, HOWEVER, THE COSTS OF THE ARBITRATOR AND OF THE JUDICIAL ARBITRATION & MEDIATION SERVICE, INC. SHALL BE BORN EQUALLY BY THE PARTIES.

C)    THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE CODE OF CIVIL PROCEDURE SECTIONS 1280 THRU 1294(2), INCLUDING SPECIFICALLY THE PROVISIONS OF THE SECTIONS 1283.05.

D)    SHOULD THE JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. BE UNAVAILABLE TO PROVIDE AN ARBITRATOR, THEN AND IN SUCH EVENT, THE PARTIES SHALL SELECT AN ARBITRATOR UNDER THE AUSPICE OF THE AMERICAN ARBITRATION ASSOCIATION, BUT THE PROCEEDING SHALL BE OTHERWISE CONDUCTED AS SET FORTH IN SUBPARAGRAPH “C” ABOVE.

NOTICE: BY INITIALING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED FOR BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHT YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

INITIAL BY LESSOR	/s/ SE	INITIAL BY LESSEE	/s/ JK

ADDENDUM TO THAT CERTAIN LEASE DATED THE          DAY OF SEPTEMBER, 2002 BY AND BETWEEN GIRARD INVESTMENTS, A CALIFORNIA PARTNERSHIP, AS LESSOR, AND DICKIE WALKER MARINE, INC., A DELAWARE CORPORATION, AS LESSEE, FOR THAT CERTAIN RETAIL PREMISES LOCATED AT 7868 GIRARD AVENUE IN LA JOLLA, CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA.

(CON’ T.)

In the event of any conflict between the terms of this addendum and the Lease, the terms of this addendum shall control. Capitalized terms used in this Addendum and not defined in this Addendum, shall have the meaning ascribed thereto in the Lease.

3(A).
Term; Right of Early Termination:    Effective beginning the sixty-first (61st) month of the Lease term, Lessee shall have the right and option to terminate this Lease effective at any time thereafter subject to the following conditions:

(a)
Lessee shall give Lessor a minimum of six (6) months’ prior written notice of its intent to terminate this Lease specifying the effective date of termination, in which event this Lease shall remain in full force and effect until such date of termination, whereupon this Lease shall then terminate and the rights and obligations of the parties hereto shall be as herein provided for the expiration of the initial term hereof and extensions thereof;

(b)	If Lessee elects to terminate this Lease as provided herein, Lessee’s security deposit shall be forfeited and will be retained as compensation to Lessor.

8.	Real Estate Taxes and Assessment:

Lessee’s proportionate share of said taxes and assessments to be paid by Lessee on a monthly basis, unless otherwise specified in writing by Lessor.

9(A).	Base Rental Adjustment; Triple Net Costs:

Lessee’s proportionate share of Triple Net Costs as specified in paragraph 8 (“Real Estate Taxes and Assessments”) and paragraph 30 of this Lease are included in Lessee’s proportionate share of Triple Net expenses as described in this paragraph 9(A).

9(B).	Triple Net Costs; Audit by Lessee:

Lessee shall have the right to audit the costs, charges or expenses (collectively, the “charges”) for which Lessee is required to reimburse Lessor pursuant to this Lease, and Lessor agrees to cooperate with any such audit. Lessor shall maintain complete books and records in accordance with generally accepted accounting principles for the same period as required for income tax reporting purposes. Such audit(s) shall take place within three (3) years after such charges are due in accordance with terms hereof. If it shall be determined as a result of such audit(s) that Lessee has overpaid any of such charges, Lessor shall promptly refund to Lessee the amount of such overpayment. If the amount of Lessee’s overpayment exceeds two percent (2%) of said charges, Lessor shall promptly pay the cost of said audit(s) upon Lessee’s submission of an invoice for same.

12.	Alterations and Additions:

In all cases herein where Lessor’s consent is required, said consent shall not be unreasonably withheld or delayed.

13(A).	Repairs:

Lessee agrees to accept the Premises in its “as is” condition. Lessee shall, at Lessee’s sole cost and expense, keep the Premises and every part thereof, excepting the exterior structures and roof, in good and safe condition and repair, including all plate glass, interior electrical wiring, plumbing, heating and/or air conditioning installations, and any other system or equipment upon the Premises.

ADDENDUM TO THAT CERTAIN LEASE DATED THE          DAY OF SEPTEMBER, 2002 BY AND BETWEEN GIRARD INVESTMENTS, A CALIFORNIA PARTNERSHIP, AS LESSOR, AND DICKIE WALKER MARINE, INC., A DELAWARE CORPORATION, AS LESSEE, FOR THAT CERTAIN RETAIL PREMISES LOCATED AT 7868 GIRARD AVENUE IN LA JOLLA, CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA.

(CON’T.)

13(B).	The first sentence of this paragraph 13(B) should be modified as follows: “In the event the described Property, of which the Premises is a part, is occupied by multi-tenants, . . .”

15.	Assignment and Subletting:

Notwithstanding anything contained in this Lease to the contrary, none of the following, nor any assignments or transfers of this Lease resulting from the following, shall require Lessor’s prior written consent or the payment by Lessee of any fees or charges of any kind:

(a)	a transfer of stock or other ownership interests in Lessee;

(b)	the merger, consolidation or amalgamation of Lessee with a third party of the sale of all or substantially all of the stock or assets of Lessee;

(c)
a transfer to a parent, subsidiary or “affiliate” of Lessee. An “affiliate” shall mean any trust, corporation, partnership or limited liability company: (i) which owns or “controls” the majority of the ownership interest of Lessee, either directly or indirectly through other entities; (ii) the majority of whose ownership interest is owned or “controlled” by Lessee; or (iii) which owns or “controls” a majority of the ownership interests of Lessee. As used herein, the word “control” shall mean the right or power to direct or cause the direction of the management and policies of the entity in question; or

(d)	a sale of Lessee’s operations in the Premises, independently or in connection with a sale of Lessee’s entire business.

In the event of such an assignment, Lessee shall automatically be released from all obligations under this Lease provided such successor entity is equal or greater in creditworthiness than Lessee.

17.	Subrogation:

Lessor warrants and represents that it currently maintains a standard Commercial General Liability Policy of insurance covering the reasonable costs of replacement of the Building in which the Premises are located, as well as Lessor’s public liability, and that it shall maintain said General Liability insurance coverage throughout the term of this Lease.

21.	Entry by Lessor:

Entry by Lessor shall be limited to normal business hours and with prior reasonable notice to Lessee.

22.	Reconstruction:

The following language shall be inserted as the second to last sentence of paragraph 22: “Provided the damage is not due to the fault or neglect of Lessee or its employees, in the event that fifty percent (50%) or more of the Premises is damaged such that Lessee cannot reasonably continue to do business, or if the repairs will take more than one hundred eighty (180) days, then Lessee may elect, upon written notice to Lessor at any time within sixty (60) days after such damage, to terminate this Lease as of the date specified in such notice, which date shall be not less than thirty (30) days and not more than sixty (60) days after filing of such notice.”

ADDENDUM TO THAT CERTAIN LEASE DATED THE          DAY OF SEPTEMBER, 2002 BY AND BETWEEN GIRARD INVESTMENTS. A CALIFORNIA PARTNERSHIP, AS LESSOR, AND DICKIE WALKER MARINE, INC,. A DELAWARE CORPORATION, AS LESSEE, FOR THAT CERTAIN RETAIL PREMISES LOCATED AT 7868 GIRARD AVENUE IN LA JOLLA, CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA.

(CON’T.)

25.	Eminent Domain.

Whether or not this Lease is terminated, nothing herein shall be deemed to affect Lessee’s right to receive compensation for damages to Lessee’s property. If this Lease is terminated as hereinabove provided, all items of rent and other charges for the last month of Lessee’s occupancy shall be prorated and Lessor agrees to refund to Lessee any rent, or other charges paid in advance.

32.	Parking:

Tenant shall receive the exclusive use of two (2) parking spaces located at the rear of the Premises at no additional cost during the initial lease term and any extension thereof.

33.	Brokerage Representation and Commission:

Lessor and Lessee warrant to Broker and to each other that they have dealt with no real estate broker in connection with this lease transaction other than Mike Slattery of Business Real Estate Brokerage Company (“BRE”) (“Broker”), who represents the Lessor, and that no other broker is entitled to a commission on account of this lease transaction. Lessor and Lessee indemnify and hold each other harmless from and against any and all liability and cost which Lessor or Lessee may suffer in connection with real estate brokers claiming by, through or under either party seeking any commission, fee or payment in connection with this Lease. Upon final execution of a Lease between the parties, Lessor agrees to pay a leasing commission to Broker in the amount equal to three percent (3%) of the total rental to be paid by Lessee during the lease term. Said commission to be paid upon final execution of the Lease document by all parties thereto.

LESSOR:		LESSEE:

GIRARD INVESTMENTS, a California partnership		DICKIE WALKER MARINE, INC., a Delaware corporation

By:	/s/ STEPHEN M. ENOCH	By:	/s/ JULIE KNUDSEN
	Stephen M. Enoch	Title:	President
Title:	GP

Date:	9/9/02	By:
Title:

		Date::	9/10/2002

[GRAPHIC APPEARS HERE]

EXHIBIT “A”

7868 Girard Avenue

[BUSINESS REAL ESTATE BROKERAGE COMPANY LOGO]

HAZARDOUS MATERIALS WARNING AND DISCLAIMER
(SALE AND/OR LEASE OR PROPERTY)

Re:    7868 Girard Ave., La Jolla, CA 92037

Various materials utilized in the construction of any improvements to the Property may contain materials that have been or may in the future be determined to be toxic, hazardous or undesirable and may need to be specially treated, specially handled and/or removed from the Property. For example, some electrical transformers and other electrical components can contain PCBs, and asbestos has been used in a wide variety of building components such as fire-proofing, air duct insulation, acoustical tiles, spray on acoustical materials, linoleum, floor tiles and plaster. Due to current or prior uses, the Property or improvements may contain materials such as metals, minerals, chemicals, hydrocarbons, biological or radioactive materials and other substances which are considered, or in the future may be determined to be, toxic wastes, hazardous materials or undesirable substances. Such substances may be in above- and below-ground containers on the Property or may be present on or in soils, water, building components or other portions of the Property in areas that may or may not be accessible or noticeable.

Current and future federal, state and local laws and regulations may require the clean-up of such toxic, hazardous or undesirable materials at the expense of those persons who in the past, present or future have had any interest in the Property including, but not limited to, current, past and future owners and users of the Property. Owners and Buyers/Lessees are advised to consult with independent legal counsel or experts or their choice to determine their potential liability with respect to toxic, hazardous, or undesirable materials. Owners and Buyers/Lessees should also consult with such legal counsel or experts to determine what provisions regarding toxic, hazardous or undesirable materials they may wish to include in purchase and sale agreements, leases, options and other legal documentation related to transactions they contemplate entering into with respect to the Property.

The real estate salespersons and brokers in this transaction have no expertise with respect to toxic wastes, hazardous materials or undesirable substances. Proper inspections of the Property by qualified experts are an absolute necessity to determine whether or not there are any current or potential toxic wastes, hazardous materials or undesirable substances in or on the Property. The real estate salespersons and brokers in this transaction have not made, nor will they make, any representations, either express or implied, regarding the existence or nonexistence of toxic wastes, hazardous materials, or undesirable substances in or on the Property. Problems involving toxic wastes, hazardous materials or undesirable substances can be extremely costly to correct. It is the responsibility of the Owners and Buyers/Lessees to retain qualified experts to deal with the detection and correction of such matters.

AMERICANS WITH DISABILITIES ACT DISCLOSURE

The United States Congress has enacted the Americans With Disabilities Act (the “ADA”), a federal law codified at 42 USC § 12101 et seq., which became effective January 26, 1992. Owners and lessees are subject to this law which, among other things, is intended to make business establishments equally accessible to persons with a variety of disabilities. Under this law, modifications to real property improvements may be required by owners and lessees. Owners and lessees may delegate between themselves costs and responsibilities for meeting the requirements of the law but the fact that responsibilities have been allocated does not reduce or negate liability to an individual with a disability who files and wins a lawsuit. Broker strongly recommends that owners and lessees consult design professionals, architects or attorneys to advise them with respect to the law’s applicability and to prepare, if necessary, any language in leases or other contracts. The undersigned acknowledge that Broker is not qualified as an expert in this matter.

	OWNER/LESSOR:		LESSEE:

	GIRARD INVESTMENTS,		DICKIE WALKER MARINE, INC.,
	a California partnership		a Delaware corporation

By:	/s/ STEPHEN M. ENOCH	By:	/s/ JULIE KNUDSEN

Title:	GP	Title:	President

Date:	9/9/02	Date:	9/9/2002